Exhibit 21
International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2012

Name	Jurisdiction
7961227 Canada Inc.	Canada
Ace Packaging Systems, Inc.	Michigan
Alexander Plantation, LLC	Delaware
Baoding International Paper Packaging Co., Ltd.	China
Basswood Forests LLC	Delaware
Beech Forests LLC	Delaware
Beijing Golden Eagle Package & Production Co., Ltd.	China
Birch Forests LLC	Delaware
Blue Sky Timber Properties LLC	Delaware
Branigar Organization, Inc., The	Illinois
Cartonajes International, S.L.	Spain
Cartonajes Union S.L.	Spain
Cenpak Paper Products (M) Sdn. Bhd.	Malaysia
Certified Forest Management LLC	Delaware
Champion Realty Corporation	Delaware
Chocolate Bayou Water Company	Delaware
CircleTree Insurance Company	Vermont
CMCP - INTERNATIONAL PAPER S.A.S.	Morocco
Commercial Realty & Properties LLC	Delaware
Comptoir des Bois de Brive S.N.C.	France
Corporate Commercial Realty, Inc.	Delaware
CP Packaging Sdn. Bhd.	Malaysia
ECHO Easement Corridor, LLC	Delaware
El Morro Corrugated Box Company LLC	Delaware
El Morro Corrugated Box Corporation	Puerto Rico
EM Xpedx, S.A. De C.V.	Mexico
Emballages Laurent SAS	France
English Oak LLC	Delaware
Federal Forestlands Inc.	Delaware
Forest Insurance Limited	Bermuda
GCC Southeastern Corporation	Delaware
GCO Minerals LLC	Texas
Global Chain Trading Limited	Hong Kong
Groveton Paper Board, Inc.	New Hampshire
Haig Point, Inc.	Delaware
I.P. CONTAINER HOLDINGS (SPAIN) S.L.	Spain
Inducar S.L.	Spain
Inland Paper Company Inc.	Indiana
Instituto International Paper	Brazil
International Paper - 26, Inc.	Delaware
International Paper - 35, Inc.	Delaware
International Paper - Comércio de Papel e Participações Arapoti Ltda.	Brazil
International Paper - Kwidzyn Sp. Z O.O.	Poland

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2012

Name	Jurisdiction
International Paper & Sun (Hong Kong) Trading Limited	Hong Kong
International Paper & Sun Cartonboard Co., Ltd.	People’s Republic of China
International Paper (Asia) Limited	Hong Kong
International Paper (Beijing) Packaging Co., Ltd.	Beijing, China
International Paper (Chengdu) Packaging Co., Ltd.	Chengdu, China
International Paper (Chongqing) Packaging Co., Ltd	China
International Paper (Chuzhou) Forest Products Co. Ltd.	China
International Paper (Deutschland)GmbH	Germany
International Paper (Dongguan) Packaging Co., Ltd.	Dongguan, China
International Paper (Espana), S. L.	Spain
International Paper (Europe) Sàrl	Luxembourg
International Paper (Guangzhou Panyu) Packaging Co.Ltd	China
International Paper (Guangzhou) Packaging Co., Ltd.	Guangzhou, China
International Paper (Hohhot) Packaging Co., Ltd.	China
International Paper (Malaysia) Sdn Bhd	Malaysia
International Paper (Nanjing) Packaging Co., Ltd.	China
International Paper (Netherlands) B. V.	Netherlands
International Paper (New Zealand) Limited	New Zealand
International Paper (Poland) Holding sp. z o.o.	Poland
International Paper (Shanghai Minhang) Packaging Co., Ltd	China
International Paper (Shenyang) Packaging Co., Ltd.	People’s Republic of China
International Paper (Suzhou) Packaging Co., Ltd.	China
International Paper (Tianjin) Packaging Co., Ltd.	China
International Paper (UK) Limited	Scotland
International Paper (Wuhan) Packaging Co., Ltd.	China
International Paper (Wuxi) Packaging Co., Ltd.	Wuxi, China
International Paper Agroflorestal Ltda.	Brazil
International Paper Baja, S de R.L. de C.V.	Mexico
International Paper Benelux SPRL	Belgium
International Paper Cartones S.A.	Chile
International Paper Celulose Ltda.	Brazil
International Paper Company (Delaware)	Delaware
International Paper Company Employee Relief Fund	New York
International Paper Company Foundation	New York
International Paper Company Limited	United Kingdom
International Paper Container (France) Holding SAS	France
International Paper Container (Shanghai) Limited	Shanghai, China
International Paper Corrugados, S. de R.L. de C.V.	Mexico
International Paper Czech Republic, s.r.o.	Czech Republic
International Paper de Mexico, S.A. de C.V.	Mexico
International Paper Distribution (Shanghai) Limited	People’s Republic of China
International Paper Distribution Group (Taiwan) Limited	Taiwan, Province Of China
International Paper Distribution Limited	British Virgin Islands

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2012

Name	Jurisdiction
International Paper do Brasil Ltda.	Brazil
International Papaer Embalagens Industriais Ltda.	Brazil
International Paper Embalagens Ltda.	Brazil
International Paper Empaques Industriales de Mexico S. de R.L. de C.V.	Mexico
International Paper Empaques Industriales de Mexico S. de R.L. de C.V.	Mexico
International Paper Exportadora Ltda.	Brazil
International Paper Financial Services, Inc.	Delaware
International Paper Financing France SARL	France
International Paper Foodservice (Shanghai) Co., Ltd.	China
International Paper Foodservice (Tianjin) Co., Ltd	China
International Paper Foodservice Europe Limited	United Kingdom
International Paper France SAS	France
International Paper Frontera, S. de R.L. de C.V.	Mexico
International Paper Group (UK) Limited	United Kingdom
International Paper Holdings (Asia) B.V.	Netherlands
International Paper Group, S. de R.L. de C.V.	Mexico
International Paper Holding (Turkey) B.V.	Netherlands
International Paper Holdings (Luxembourg) S.à.r.l.	Luxembourg
International Paper Holdings Chile S.A.	Chile
International Paper Holland B.V.	Netherlands
International Paper Hungary Kereskedelmi Kft.	Hungary
International Paper Industrie France	France
International Paper Investment (Shanghai) Co., Ltd.	China
International Paper Investment, LLC	Delaware
International Paper Investments (Asia) B.V.	Netherlands
International Paper Investments (France) S.A.S	France
International Paper Investments (Holland) B.V.	Netherlands
International Paper Investments (Luxembourg) S.à.r.l.	Luxembourg
International Paper Investments Asia Pte Ltd	Singapore
International Paper Italia Srl	Italy
International Paper Japan Limited	Japan
International Paper Latin America Investments, LLC	Delaware
International Paper Latin America Ltda.	Chile
International Paper Manufacturing and Distribution Ltd.	Hong Kong
International Paper Monterrey, S. de R.L. de C.V.	Mexico
International Paper Nordic Sales Company Oy	Finland
International Paper Packaging (Thailand) Co., Ltd.	Thailand
International Paper Packaging Malaysia (Johor) Sdn. Bhd.	Malaysia
International Paper Packaging Malaysia (Kuala Lumpur) Sdn. Bhd.	Malaysia
International Paper Packaging Malaysia Sdn. Bhd.	Malaysia
International Paper Packaging Singapore (Jurong) Pte Ltd	Singapore
International Paper Packaging Singapore Pte Ltd	Singapore
International Paper Papiers de Bureau SARL	France
International Paper Peru S.R.L.	Peru
International Paper Polska Sp. z o.o.	Poland
International Paper Procurement (Shanghai) Limited	People’s Republic of China
International Paper Professional Services Corporation	Delaware

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2012

Name	Jurisdiction
International Paper Realty Corporation	Delaware
International Paper Russia Holding B.V.	Netherlands
International Paper S.A.	France
International Paper Servicios Tijuana, S de R.L. de C.V.	Mexico
International Paper Shengdao (Dalian) Packaging Co., Ltd.	China
International Paper Switzerland GmbH	Switzerland
International Paper Tecnologia en Empaque, S.A. de C.V.	Mexico
International Paper Trading (Shanghai) Limited	People’s Republic of China
International Paper Ukraine SE	Ukraine
IP Belgian Services Company SPRL	Belgium
IP Canada Holdings Limited	Canada
IP Canadian Packaging Operations Inc.	Canada
IP CBPR Properties 2 LLC	Delaware
IP CBPR Properties LLC	Delaware
IP Celimo SARL	France
IP Commercial Properties Inc.	Delaware
IP Corporate Management (Shanghai) Co. Ltd.	China
IP Eagle LLC	Delaware
IP EMPAQUES DE MEXICO, S. DE R.L. DE C.V.	Mexico
IP Farms, Inc.	Delaware
IP Forest Resources Company	Delaware
IP Holding Asia Singapore Pte. Ltd.	Singapore
IP Inland Holdings LLC	Delaware
IP Inland Mexico Holdings LLC	Delaware
IP International Holdings, Inc.	Delaware
IP Mexico Holdings S.a.r.l.	Luxembourg
IP Mineral Holdings LLC	Delaware
IP Pacific Timberlands, Inc.	Delaware
IP Paper (India) Private Limited	India
IP Paper Servicios, S. de R.L. de C.V.	Mexico
IP Petroleum Company, Inc.	Delaware
IP Realty Holdings LLC	Delaware
IP Singapore Holding Pte. Ltd.	Singapore
IP Timberlands Operating Company, Ltd.	Texas
IPAD Inc.	Delaware
Lacebark LLC	Delaware
Lake Superior Land Company	Delaware
Long-Bell Petroleum Company, Inc.,The	Louisiana
Longview, Portland & Northern Railway Company (LP&N Railway)	Washington
Lost Creek, Inc.	Delaware
Montauban Cartons	France
Northwest Crossings Corporation	Delaware
Northwest Pines, Inc.	Delaware
Oficina Central de Servicios, S. A. de C. V.	Mexico
Olmuksa International Paper Sabanci Ambalaj Sanayi ve Ticaret A.S.	Turkey
Papelera Kif de Mexico, S. A. de C. V.	Mexico
Papeteries D’Espaly SAS	France

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2012

Name	Jurisdiction
Papeteries Etienne SAS	France
Pines II, Inc.	Delaware
Printing solutions and services Sp. z.o.o. (in liquidation)	Poland
Przedsiebiorstwo Produkcyjno-Handlowe “Tor-Pal” Spolka z Ograniczona Odpowiedzialnoscia	Poland
PT International Paper Packaging Indonesia Batam	Indonesia
Red Bird Receivables, LLC	Delaware
Sabine River & Northern Railroad Company	Texas
SCA (Nanjing) Packaging Co., Ltd.	China
SCA (Suzhou) High-graphic Packaging Co., Ltd.	China
SCA Packaging Malaysia (Penang) Sdn. Bhd.	Malaysia
Scotch Investment Company	Texas
Shandong International Paper & Sun Coated Paperboard Co., Ltd.	People’s Republic of China
Shandong IP & Sun Food Packaging Co., Ltd.	China
Shanghai International Paper Packaging Co., Ltd.	China
Societe Guadeloupeenne de Carton Ondule SAS	France
Société Méditerrannéenne d’Emballages	France
Societe Normande de Carton Ondule	France
Southeast Timber, Inc.	Delaware
Southland Energy Company	Texas
Southland Timber Holdings LLC	Delaware
SP Forests L.L.C.	Delaware
Sunbelt Insurance Company	Texas
Supplier Finance Company, LLC	Delaware
Sustainable Forests L.L.C.	Delaware
Suzhou Cenpak Paper Products Co., Ltd.	China
Suzhou SCA Environment Production Paper Products Co., Ltd.	China
Suzhou SCA Packaging Technical Development Co., Ltd.	China
Templar Essex Inc.	Delaware
Temple Associates, Inc.	Texas
Temple-Inland Funding Corporation	Nevada
Temple-Inland Inc.	Delaware
Temple-Inland Resource Company	Nevada
Texas South-Eastern Railroad Company	Texas
The Andhra Pradesh Paper Mills Limited	India
Tianjin Bohai International Paper Packaging Co., Ltd.	China
Timberlands Capital Corp. II, Inc.	Delaware
Timberlands Capital Corp. III, Inc.	Delaware
TIN Inc.	Delaware
TIN Land Financing, LLC	Delaware
TIN Timber Financing LLC	Delaware
TINCorr S.A.	Delaware
Transtates Properties Incorporated	Delaware
U. C. Realty Corp.	Delaware
Velarium Oy Ab	Finland
Xianghe International Paper Packaging Co., Ltd.	China
xpedx International Inc.	Delaware
xpedx, S.A. de C.V.	Mexico
ZAO International Paper	Russia
ZAO Tikhvinsky Komplexny Lespromokhoz	Russia